Exhibit 99.1

For more information, contact:

Karen Sherman

Vice President, Community and Public Relations

502-261-4987

FOR IMMEDIATE RELEASE

PAPA JOHN’S ANNOUNCES RESIGNATION OF

MARKETING SENIOR VICE PRESIDENT MARY ANN PALMER

Louisville, Kentucky (October 14, 2003) — Papa John’s International, Inc. (Nasdaq:  PZZA) today announced that Mary Ann Palmer, Senior Vice President and Chief Resource Officer, has resigned to pursue other interests.  Palmer, whose responsibilities included field and brand marketing, will continue as a consultant to Papa John’s as the company interviews candidates for her replacement.

“We appreciate Mary Ann’s seven years of service to the company,” said Papa John’s Founder and Chief Executive Officer, John H. Schnatter.  “During her tenure with the company, Mary Ann worked extremely hard for both the Papa John’s corporate and franchise system, producing some very high quality work for our brand and innovating many improvements.  I’m personally grateful for her dedication and commitment to Papa John’s and wish her the very best.”

At September 28, 2003, there were 2,803 Papa John’s restaurants (591 company-owned and 2,212 franchised) operating in 49 states and 12 international markets.  Papa John’s also franchises 139 Perfect Pizza restaurants in the United Kingdom.  For more information about the company, visit Papa John’s at http://www.papajohns.com.